Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2011, with respect to the financial statements of Premier Alliance Group, Inc. as of December 31, 2010 and 2009, and for the years then ended, included in the Amendment #1 to Registration Statement Form S-4 of Premier Alliance Group, Inc.

/s/ Scharf Pera & Co., PLLC
Certified Public Accountants

Charlotte, North Carolina
January 9, 2012